UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 13, 2020

ENTRAVISION COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15997	95-4783236
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2425 Olympic Boulevard, Suite 6000 West

Santa Monica, California 90404

(Address of principal executive offices) (Zip Code)

(310) 447-3870

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	EVC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01   Entry into a Material Definitive Agreement.

On October 13, 2020, Entravision Digital Holdings, LLC (the “Acquiror”), a wholly-owned subsidiary of Entravision Communications Corporation (the “Company”), acquired a 51% equity interest in RedMas Ventures, S.L. (the “Target”), a company engaged in the sale and marketing of digital advertising, pursuant to a Share Purchase Agreement entered into on the same date (the “Acquisition Agreement”), among the Acquiror and the selling shareholders of the Target (the “Sellers”).

Upon the terms and subject to the conditions set forth in the Acquisition Agreement, the Acquiror acquired (the “Acquisition”) 51% of the issued and outstanding shares of the Target for a total purchase price of $29 million in cash. The Acquisition Agreement also contains representations, warranties, covenants, and indemnities of the parties thereto.

In connection with the Acquisition, the Company, the Acquiror and the Sellers entered into a Put and Call Option Agreement (the “Put and Call Agreement”). Subject to the terms of the Put and Call Agreement, the Sellers have the right (the “Put Option”) to cause the Acquiror to purchase all (but not less than all) of the remaining 49% of the issued and outstanding shares of the Target at a purchase price to be based on a pre-determined multiple of six times the Target’s 12-month EBITDA in the preceding calendar year. The Sellers may exercise the Put Option upon the occurrence of certain events starting in April 2022.

Additionally, subject to the terms of the Put and Call Agreement, the Acquiror has the right (the “Call Option”), in calendar year 2024, to purchase all (but not less than all) of the remaining 49% of the issued and outstanding shares of the Target at a purchase price to be based on a pre-determined multiple of six times the Target’s 12-month EBITDA in calendar year 2023.

The foregoing summaries of the Acquisition Agreement and the Put and Call Agreement do not purport to be complete and are subject to, and qualified in its entirety by reference to, the full text of such agreements, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Item 7.01   Regulation FD Disclosure.

On October 15, 2020, the Company issued a press release relating to the Acquisition. A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated herein by reference.

The information provided in Exhibit 99.1 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed to be incorporated by reference into any future registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

10.1Share Purchase Agreement effective as of October 13, 2020 by and among Entravision Digital Holdings, LLC and the selling shareholders named therein.

10.2Put and Call Option Agreement effective as of October 13, 2020 by and among Entravision Digital Holdings, LLC, Entravision Communications Corporation and the selling shareholders named therein.

99.1Press release dated October 15, 2020.

104Cover Page Interactive Date File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTRAVISION COMMUNICATIONS CORPORATION

Date: October 15, 2020	By:	/s/ Walter F. Ulloa
Walter F. Ulloa
Chairman and Chief Executive Officer